Exhibit 4(g)

CLEVELAND-CLIFFS INC

FIRST AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT

This First Amendment to Multicurrency Credit Agreement (herein, the “Amendment”) is entered into as of January 31, 2007, by and among Cleveland-Cliffs Inc, an Ohio corporation (the “Borrower”), the Lenders party hereto and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

PRELIMINARY STATEMENTS

A. The Borrower, the Lenders party thereto, Bank of America, N.A., as Syndication Agent, KeyBank National Association, as a Co-Documentation Agent, Commonwealth Bank of Australia, New York Branch, as a Co-Documentation Agent, and Fifth Third Bank, as Administrative Agent and L/C Issuer entered into a certain Multicurrency Credit Agreement, dated as of June 23, 2006 (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower and the Lenders party hereto have agreed to amend the Credit Agreement under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENT TO CREDIT AGREEMENT.

Upon satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be and hereby is amended as follows:

Section 1.1. The definition of “Portman Limited Facility” appearing in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Portman Limited Facility” means the Facility Agreement dated October 24, 1997, between Portman Limited and Commonwealth Bank of Australia, as the same has been, and may further be, amended, modified, supplemented or restated from time to time, as well as any subsequent agreements between Portman Limited and any other lender(s) entered into to replace such Facility Agreement (or its replacements).

SECTION 2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) The Borrower, the Required Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

(b) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lenders that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment after giving effect to this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby; (ii) as of the date hereof, no Default and no Event of Default exists; and (iii) without limiting the effect of the foregoing, the Borrower’s execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower.

SECTION 4. MISCELLANEOUS.

(a) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement or any other Loan Document, or in any certificate, letter or communication issued or made pursuant to or with respect to any Loan Document, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

(b) The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

(c) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall be governed by the internal laws of the State of Ohio.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment to Multicurrency Credit Agreement as of the date first set forth above.

“Borrower”

CLEVELAND-CLIFFS INC

By	/s/ Laurie Brlas
	Name:	L. Brlas
	Title:	Senior Vice President-Chief Financial Officer and Treasurer

[Signature page to First Amendment to Multicurrency Credit Agreement]

“LENDERS”

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By	/s/ Gregory D. Amoroso
	Name:	Gregory D. Amoroso
	Title:	Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

BANK OF AMERICA, N.A., as a Lender and as Syndication Agent

By	/s/ Sandra Guerrieri
	Name	Sandra Guerrieri
	Title	Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender and as a Co-Documentation Agent

By	/s/ Suzannah Harris
	Name	Suzannah Harris
	Title	Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH, as a Lender and as a Co-Documentation Agent

By	/s/ D. A. Heuston
	Name	David A. Heuston
	Title	Head of Risk Management, Americas

[Signature page to First Amendment to Multicurrency Credit Agreement]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender

By	/s/ John W. Wade
	Name	John W. Wade
	Title	Director

[Signature page to frist Amendment to Multicurrency Credit Agreement]

NATIONAL AUSTRALIA BANK LIMITED, A.B.N. 12 004 044 937, as a Lender

By	/s/ S. Daniels
	Name	Stephen Daniels
	Title	Director

[Signature page to First Amendment to Multicurrency Credit Agreement]

WESTPAC BANKING CORPORATION, as a Lender

By	/s/ Bradley Scammell
	Name	Bradley Scammell
	Title	Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By	/s/ W. Gregory Schmid
	Name	W. Gregory Schmid
	Title	Senior Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

CHARTER ONE BANK, N.A., as a Lender

By	/s/ Robert G. Dracon, Jr.
	Name	Robert G. Dracon, Jr.
	Title	Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Jennifer L. Loew
	Name	Jennifer L. Loew
	Title	Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ David J. Dannemiller
	Name	David J Dannemiller
	Title	Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

WACHOVIA BANK, as a Lender

By	/s/ Daniel Jenkins
	Name	Daniel Jenkins
	Title	Senior Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

HARRIS N.A., as a Lender

By	/s/ Thad D. Rasche
	Name	Thad Rasche
	Title	Director

[Signature page to First Amendment to Multicurrency Credit Agreement]

LASALLE BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Brian H. Gallagher
	Name	Brian H. Gallagher
	Title	Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

BANK HAPOALIM B.M., as a Lender

By	/s/ J. Surless
	Name	James P. Surless
	Title	Vice President

/s/ Lenroy Hackett
Lenroy Hackett
First Vice President

[Signature page to First Amendment to Multicurrency Credit Agreement]

REAFFIRMATION AND CONSENT OF GUARANTORS

Each of the undersigned heretofore executed and delivered to the Lenders a Guaranty Agreement dated as of June 23, 2006 (the “Guaranty”). Each of the undersigned hereby consents to the First Amendment to Multicurrency Credit Agreement as set forth above and confirms that its Guaranty, all obligations thereunder, and all Collateral Documents, and the Liens created and provided for thereby, executed and delivered by it remain in full force and effect. Each of the undersigned further agrees that its consent to any further amendments, waivers or consents in connection with the Multicurrency Credit Agreement shall not be required as a result of this consent having been obtained. Each of the undersigned acknowledges that the Lenders are relying on the assurances provided herein in entering into the First Amendment to Multicurrency Credit Agreement set forth above.

“GUARANTORS”

THE CLEVELAND-CLIFFS IRON COMPANY CLIFFS SALES COMPANY CLIFFS MINING COMPANY

By	/s/ R. J. Leroux
	Name	R.J. Leroux
	Title	Vice President and Treasurer

NORTHSHORE MINING COMPANY SILVER BAY POWER COMPANY CLIFFS MINNESOTA MINING COMPANY CLIFFS EMPIRE, INC. CLIFFS TIOP, INC.

By	/s/ R. J. Leroux
	Name	R.J. Leroux
	Title	Treasurer